As filed with the Securities and Exchange Commission on September 17, 2020
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2020

OPPENHEIMER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 17, 2020, Oppenheimer Holdings Inc. (the “Company”) and the Company’s subsidiaries, E.A. Viner International Co. and Viner Finance Inc. (together, the “Subsidiary Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchaser named therein, an affiliate of the Company, relating to the sale by the Company of $125 million aggregate principal amount of the Company’s 5.50% Senior Secured Notes due 2025 at an issue price of 100% (the “Notes”).
The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes will be offered in the United States only to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act. The Notes will be guaranteed on a senior secured basis by the Subsidiary Guarantors. The Notes will be secured by a first-priority security interest in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets. Subject to customary closing conditions, the sale of the Notes is expected to close on or about September 22, 2020.
The purchase agreement contains customary representations, warranties and agreements by the Company and the Subsidiary Guarantors. In addition, the Company and the Subsidiary Guarantors have agreed to indemnify the initial purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchaser may be required to make in respect of those liabilities. Furthermore, the Company and the Subsidiary Guarantors have agreed with the initial purchaser not to offer or sell any similar debt securities for a period of 90 days after the closing date without the prior written consent of the initial purchaser. The Company will use the net proceeds from the offering of the Notes, along with cash on hand, to redeem in full its 6.75% Senior Secured Notes due July 1, 2022, and pay all related fees and expenses in relation thereto.
On September 17, 2020, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits
99.1	Press Release issued September 17, 2020
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPPENHEIMER HOLDINGS INC.

By: /s/ Jeffrey J. Alfano
---------------------------------
Name: Jeffrey J. Alfano
Tittle: Chief Financial Officer
(Duly Authorized Officer)

Date: September 17, 2020

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